       As filed with the Securities and Exchange Commission on July 23,
                                     1996

                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         -----------------------------

                        WALKER INTERACTIVE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)
                         -----------------------------

                     DELAWARE                            95-2862954
              (State of Incorporation)                 (I.R.S. Employer
                                                      Identification No.)
                         -----------------------------
                           Marathon Plaza Three North
                               303 Second Street
                            San Francisco, CA  94107
                                 (415) 957-1711
         (Address and telephone number of principal executive offices)
                         -----------------------------
           1993 Non-Employee Directors' Stock Option Plan, as Amended
   1995 Non-Statutory Stock Option Plan for Non-Officer Employees, as Amended
                           (Full title of the plans)

                                 Leonard Y. Liu
           President, Chief Executive Officer, Chairman of the Board
                        Walker Interactive Systems, Inc.
                           Marathon Plaza Three North
                               303 Second Street
                            San Francisco, CA  94107
                                 (415) 957-1711
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                          ----------------------------
                                   Copies to:
                            Alan C. Mendelson, Esq.
                    Cooley Godward Castro Huddleson & Tatum

                             Five Palo Alto Square
                              3000 El Camino Real
                           Palo Alto, CA  94306-2155
                                 (415) 843-5000
                          ----------------------------

CALCULATION OF REGISTRATION FEE

TITLE OF              AMOUNT TO BE           PROPOSED MAXIMUM         PROPOSED MAXIMUM        AMOUNT OF
SECURITIES TO BE      REGISTERED (1)         OFFERING PRICE PER       AGGREGATE               REGISTRATION FEE
REGISTERED                                   SHARE (2)                OFFERING PRICE
- -----------------------------------------------------------------------------------------------------------------------------------
Stock                  600,000                 $10.25                  $6,150,000                2,120.69
Options and
Common Stock
(par value $.001)

   (1) This registration statement is intended to cover the offering of up to 500,000 and 100,000 shares of the Company's Common Stock pursuant to its 1995 Non-Statutory Stock Option Plan for Non-Officer Employees, as amended and 1993 Non-Employee Directors' Stock Option Plan, as amended, respectively.

   (2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on July 17, 1996, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.


   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

INCORPORATION OF THE CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

The contents of Registration Statements on Form S-8 Nos. 333-02942 and 33-64426, filed with the Securities and Exchange Commission on April 2, 1996 and June 14, 1993, respectively, are incorporated by reference into this Registration Statement.


EXHIBITS


EXHIBIT
NUMBER        DESCRIPTION
- ------        -----------

  5.1         Opinion of Cooley Godward Castro Huddleson & Tatum

 23.1         Independent auditors' consent

 23.2         Consent of Cooley Godward Castro Huddleson & Tatum is contained in
              Exhibit 5.1 to this Registration Statement

 24           Power of Attorney is contained on the signature pages.

 99.1         1993 Non-Employee Directors' Stock Option Plan, as amended

 99.2 1995 Non-Statutory Stock Option Plan for Non-Officer Employees, as amended

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 22, 1996.


                                 WALKER INTERACTIVE SYSTEMS, INC.



                                 By: /s/ Leonard Y. Liu
                                     ----------------------
                                     Leonard Y. Liu
                                     Chairman of the Board,
                                     President and
                                     Chief Executive Officer



POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard Y. Liu and Bruce C. Pollock, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                       TITLE                          DATE

/s/ Leonard Y. Liu              Chairman of the                July 23, 1996
- -----------------------------   Board, President and
     Leonard Y. Liu             Chief Executive
                                Officer
                                (Principal Executive
                                Officer)


/s/ Bruce C. Pollock            Chief Financial                July 23, 1996
- -----------------------------   Officer
     Bruce C. Pollock           (Principal Financial
                                Officer)


/s/ Richard C. Alberding        Director                       July 23, 1996
- -----------------------------
     Richard C. Alberding


/s/ Tania Amochaev              Director                       July 23, 1996
- -----------------------------
     Tania Amochaev


/s/ William A. Hasler           Director                       July 23, 1996
- -----------------------------
     William A. Hasler


/s/ David C. Hodgson            Director                       July 23, 1996
- -----------------------------
     David C. Hodgson


/s/ David M. Saykally           Director                       July 23, 1996
- -----------------------------
     David M. Saykally


/s/ David C. Wetmore            Director                       July 23, 1996
- -----------------------------
     David C. Wetmore

EXHIBIT INDEX


EXHIBIT
NUMBER             DESCRIPTION
- -------            -----------

 5.1               Opinion of Cooley Godward Castro Huddleson &
                   Tatum
23.1               Independent auditors' consent
23.2 Consent of Cooley Godward Castro Huddleson & Tatum is contained in Exhibit 5.1 to this Registration Statement
99.1 1993 Non-Employee Directors' Stock Option Plan, as amended
99.2               1995 Non-Statutory Stock Option Plan for
                   Non-Officer Employees, as amended